UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 265-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2021, Frank Ng notified the Board of Directors (“Board”) of Allied Esports Entertainment, Inc. (the “Company”) of his resignation as a member of the Board, effective May 5, 2021. Mr. Ng continues to serve as the Company’s Chief Executive Officer. In connection with Mr Ng’s resignation, the Board permitted the accelerated vesting of 10,000 outstanding options previously issued to Mr. Ng for his director services scheduled to vest on September 19, 2021 and extended the exercise period to exercise 20,000 vested outstanding options issued to Mr. Ng to September 19, 2029.

The Board appointed Jerry Lewin to serve as a Class C Director on the Board effective May 6, 2021 to fill the vacancy on the Board. Mr. Lewin has worked in the hospitality industry for 43 years and spent the last 30 years with Hyatt hotels. Before joining Hyatt, Mr. Lewin served for ten years in various management capacities for Hilton hotels in San Francisco, Oakland, Los Angeles, San Diego and Las Vegas. Mr. Lewin joined Hyatt hotels in 1987 as the General Manager at Hyatt Regency Dallas moving on to several different properties and becoming the Vice President of the Hyatt Regency Chicago, which was the largest hotel in the Hyatt chain at the time. In 2000, Mr. Lewin became Senior Vice President of Operations overseeing 38 hotels in the United States responsible for over $2 billion in revenue, which included overseeing sales, revenue, human resources, operations and development. Mr. Lewin currently serves as the Senior Vice President of Profitability for Hyatt Corporation, leading global change through key operational programs. Mr. Lewin received his Bachelor of Science degree from Cornell University in Ithaca, New York and completed the Executive Development Program at J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Lewin currently serves as President of the New York Law Enforcement Foundation and as a director of Kandi Technologies Group Inc. (Nasdaq: KNDI) as well as several other corporate boards.

Effective May 6, 2021, Libing (Claire) Wu was appointed Chair of the Company’s Compensation Committee, and Jerry Lewin was also appointed to serve on the Compensation Committee with Bradley Berman. Libing (Claire) Wu was also appointed to serve on the Company’s Nominating and Corporate Governance Committee with Yinghua Chen (Chair) and Lyle Berman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung, Chief Financial Officer